SIDLEY AUSTIN llp 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

Exhibit 8.1

March 18, 2011

Campbell & Company, Inc.
General Partner of Campbell Global Trend Fund, L.P.
2850 Quarry Lake Drive
Baltimore, Maryland 21209

Re:  Post-Effective Amendment Number 1 to Registration Statement on Form S-1

Dear Sir or Madam:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Post-Effective Amendment Number 1 to Registration Statement on Form S-1 to be filed on or about March 18, 2011 (the “Registration Statement”), relating to Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P. (the “Fund”), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion expressed under the caption “Federal Income Tax Aspects” in the Prospectus (the “Prospectus”) constituting a part of the Registration Statement that either the Fund itself or, alternatively, each Series of the Fund separately, will be classified as a partnership for federal income tax purposes.

We also advise you that in our opinion the description set forth under the caption “Federal Income Tax Aspects” in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund and, to the extent such description relates to matters of United States law or legal conclusions, represents our opinion.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships